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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2001, except as for Note 16 which is as of February 22, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


                                                  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 21, 2002